Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule 13D jointly on behalf of each such party.

Date: August 23, 2013

HEDGEPATH, LLC
By:	BLACK ROBE CAPITAL, LLC

By:	/s/ Francis E. O’Donnell, Jr.
	Name:	Francis E. O’Donnell, Jr.
	Title:	Manager

/s/ Francis E. O’Donnell, Jr.
FRANCIS E. O’DONNELL, JR.